Exhibit 99.1

AISystems Appoints Andrae J. Marrocco as Vice President & General Counsel

KIRKLAND, Wash., Sept. 22, 2010 (GLOBE NEWSWIRE) -- AISystems, Inc. (OTCBB:ASYI) ("AISystems" or the "Company"), creator of jetEngine™, a leading business platform software system for the airline industry, is pleased to announce the appointment of Andrae J. Marrocco to the position of Vice President & General Counsel. Mr. Marrocco will oversee all legal and compliance functions for the Company, and will provide strategic advice to the Board of Directors and senior management. He will report directly to Stephen C. Johnston, President and Chief Executive Officer.

"Andrae brings more than 10 years of experience to AISystems, advising companies on legal matters and complex cross-border finance transactions," said Mr. Johnston. "We believe that his outstanding track record in structuring, negotiating and documenting intricate, high-profile finance transactions and in providing advice on legal, media and policy matters makes him an ideal addition to our executive team. In particular, his corporate finance and commercial contracts expertise will be valuable assets for the growth of the company," concluded Mr. Johnston.

"It is truly exciting to join a company that is at an inflection point in its development. My experience, both in finance and law, will help build on the strong foundation that has already been put into place," said Mr. Marrocco. "AISystems has a solid, game changing platform technology with jetEngine™, and my goal is to help the company make the most of its technology and business opportunities."

Mr. Marrocco has extensive legal experience in the area of banking and finance. Most recently, Mr. Marrocco served as Senior Associate of Clayton Utz in Sydney, Australia, where he advised corporations and global and national financial institutions on a range of finance transactions. He was also an advisor on strategic issues involving trade finance arrangements, debt restructuring and security arrangements. Prior to that, he acted as advisor to the Treasury and Debt Markets divisions of Macquarie Bank and Macquarie Capital on a number of sophisticated corporate finance and investment banking transactions, securitizations, global and domestic bond programs and derivatives contracts.

Mr. Marrocco earned his Honors Degree of Bachelor of Laws, Bachelor of Commerce (Corporate Finance) and Bachelor of Social Sciences (Psychology/Politics) from The University of Adelaide.

About AISystems

AISystems has developed a unique, proprietary business platform software system for the airline industry called jetEngine™ that is comprised of systems and mathematical algorithms capable of generating significant profitability improvements through strategic business planning capabilities, resource scheduling, revenue management and integrated operations. More information about AISystems can be found at www.aisystems.org.

Safe Harbor Statement

This press release may contain "forward-looking statements" within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including changes from anticipated levels of sales, future national or regional economic and competitive and regulatory conditions, changes in relationships with customers, access to capital, difficulties in developing and marketing new products, marketing existing products, customer acceptance of existing and new products, and other factors. Additional Information regarding risks can be found in the Company's Annual Report on Form 10-K and in the Company's recent report on Form 8-K filed with the SEC. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

CONTACT:	AISystems, Inc.
Stephen C. Johnston, President & Chief Executive Officer
+1 (425) 749-7287
steve@aisystems.org

KCSA Strategic Communications
Todd Fromer
+1 (212) 896-1215
Marybeth Csaby
+1 (212) 896-1236
Phil Carlson
+1 (212) 896-1233
AISystems@kcsa.com